Exhibit C

INDEX TO FINANCIAL STATEMENTS FOR THE GOVERNMENT OF JAMAICA FOR THE YEAR

ENDING MARCH 31, 2018

GOVERNMENT OF JAMAICA

CONSOLIDATED FINANCIAL STATEMENTS OF THE GOVERNMENT OF JAMAICA

Statement I

Receipts and Payments of the Consolidated Fund

Year Ended March 31, 2018

(Expressed in Jamaican dollars unless otherwise specified)

		2018	2017
	Notes	$’000	$’000
RECEIPTS
Recurrent Revenue
Taxation Revenue	1.2	487,189,980	460,007,432
Non-Tax Revenue	1.3	51,879,595	33,754,091
Total Recurrent Revenue		539,069,576	493,761,523
Transfers from Capital
Development Fund		0	0
Capital Revenue:	1.4
Royalties		427,992	568,648
Land Sales		0	0
Loan Repayments		16,227,688	14,656,032
Extraordinary Receipts (Incl. Grants)		7,437,355	4,531,104

Total Capital Revenue		24,093,034	19,755,784
Domestic Loans:
Benchmark Notes	1.5	55,302,734	32,344,381
External Loans:	1.6
Multilateral		18,095,769	29,815,767
Bilateral		8,657,722	4,707,436
Capital Markets		106,588,956	0
Other		0	0
Total External Loans		133,342,447	34,523,203
Other Receipts:	1.7

Receipts and Payments of the Consolidated Fund (Cont’d)

Over Issues		1,343,185	807,050
Treasury Bill Issued		17,591,279	15,150,263
Cash Balance at 1/4/2017		94,672,176	43,632,268
Additional 17/18 Receipts		1,870,428	0
Realized F/X Gain		858,762	0
Imprests Surrendered		0	22,243,178
Surrendered Balance		7,225,070	14,028,612

Total Other Receipts		123,560,899	95,861,370
Total Receipts		875,368,690	676,246,262

Recurrent Expenditure
Statutory Expenditure	4.1	159,967,404	163,252,018
Voted Expenditure	4.2	359,754,527	298,972,650

Total Recurrent Expenditure		519,721,931	462,224,668
Capital Expenditure
Statutory Expenditure	4.3	221,531,764	62,407,242
Voted Expenditure	4.4	48,560,100	42,857,309

Total Capital Expenditure		270,091,864	105,264,551
Other Payments
Treasury Bills Redeemed	4.5	14,947,119	14,084,867
Bank Charges		89	0
Cash Balance 31/03/2018		70,607,688	94,672,176

Total Other Payments		85,554,895	108,757,043
Total Payments		875,368,690	676,246,262

GOVERNMENT OF JAMAICA

CONSOLIDATED FINANCIAL STATEMENTS OF THE GOVERNMENT OF JAMAICA

Statement II

Statement of Deficit Financing

Year Ended March 31, 2018

(Expressed in Jamaican dollars unless otherwise specified)

		2018	2017
	Notes	$’000	$’000
CURRENT ACCOUNT
Recurrent Revenue		539,069,576	493,761,523
Recurrent Expenditure		519,721,931	462,224,668

		19,347,645	31,536,855
Miscellaneous charges		(89)	0
Balances Surrendered		7,225,070	36,271,789
Over Issues		1,343,186	807,050
Surplus (Deficit)		27,915,812	68,615,694
CAPITAL ACCOUNT
Capital Revenue		24,093,034	19,755,784
Capital Expenditure		270,091,864	105,264,550

Surplus (Deficit)		(245,998,830)	(85,508,766)
Net Surplus ( Deficit)		(218,083,018)	(16,893,072)
Net Treasury Bills Issued		2,644,160	1,065,396
Financing Requirement		(215,438,858)	(15,827,676)
Financing
Domestic Notes		55,302,734	32,344,381
External Borrowing		133,342,447	34,523,203

		188,645,181	66,867,584
Net Surplus/(Deficit)		(26,793,677)	51,039,908
Financed From:
Opening Cash Balance April 1, 2017		94,672,176	43,632,268
Add Adjusted Opening Balance		1,870,428	0
Realized F/X Gain		858,762	0
	2	70,607,688	94,672,176

GOVERNMENT OF JAMAICA

CONSOLIDATED FINANCIAL STATEMENTS OF THE GOVERNMENT OF JAMAICA

Statement III

Revenue Estimates Compared with Consolidated Fund Receipts

Year Ended March 31, 2018

(Expressed in Jamaican dollars unless otherwise specified)

		Estimates	Receipt	Estimates	Receipt
		2018	2018	2017	2017
	Notes	$’000	$’000	$’000	$’000
Taxation Revenue:
Customs		38,266,200	38,836,684	33,476,276	32,032,463
Income Tax		123,311,900	138,209,001	125,564,956	139,261,359
Stamp Duties		14,900,400	13,373,542	12,878,248	13,388,680
Motor Vehicle Licences		3,878,100	3,443,517	2,999,621	2,803,653
Other Licences		1,838,100	1,353,868	471,159	330,063
Travel Tax		18,856,000	18,913,871	16,657,670	12,893,578
Betting, Gaming Lotteries		2,851,300	3,092,319	2,891,965	2,626,588
Education Tax		26,284,000	26,267,917	22,194,808	20,799,204
Contractors Levy		1,957,000	1,731,768	1,049,998	1,053,227
General Consumption Tax		170,355,000	161,936,472	157,196,139	156,733,404
Special Consumption Tax		76,376,700	70,060,802	62,909,580	68,750,902
Environmental Levy		3,664,527	3,536,566	3,278,122	2,507,413
Telephone Call Tax		3,775,400	3,230,128	5,227,397	4,054,431
Guest Accommodation Room Tax		2,625,100	2,270,048	0	2,076,399
Minimum Business Tax		938,507	849,506	570,996	696,070
Quarry Tax		46,600	83,972	0	0
Total Taxation Revenue	1.2	489,924,834	487,189,980	447,366,935	460,007,432
Non-Tax Revenue	1.3	53,572,360	51,879,595	30,571,062	33,754,091
TOTAL ORDINARY REVENUE		543,497,194	539,069,576	477,937,997	493,761,523
Transfer from Capital Development Fund		127,500	0	2,818,194	0
Total Recurrent Revenue		543,624,694	539,069,576	480,756,191	493,761,523

Revenue Estimates Compared with Consolidated Fund Receipts (Cont’d)

Capital Revenue
Royalties		675,240	427,992	0	568,648
Land Sales		80,000	0	0	0
Loan Repayments		14,717,100	16,227,688	8,880	14,656,032
Grants		5,865,200	7,437,355	19,788,098	4,531,104
Total Capital Revenue	1.4	21,337,540	24,093,034	19,796,978	19,755,784
Total Capital and Recurrent
Revenue		564,962,234	563,162,610	500,553,170	513,517,307
LOAN RECEIPTS
External Loans:
Multilateral			18,095,769	41,534,353	29,815,767
Bilateral			8,657,722	5,928,347	4,707,436
Capital Markets		0	106,588,956	0	0
Other		136,198,735	0	0	0
Total External Loan Receipts	1.5	136,198,735	133,342,447	47,462,700	34,523,203
Domestic Loans:
Local Commercial Banking Sector:
Benchmark Notes		59,087,300	55,302,734	41,921,700	32,344,381
Treasury Bills		18,795,100	17,591,279	0	15,150,263
Other		0	0	0	0
Total Domestic Loans	1.6	77,882,400	72,894,013	41,921,700	47,494,644
Total Loan Receipts		214,081,135	206,236,460	89,384,400	82,017,847
Over Issues & Surrendered Balances	1.7	0	8,568,255	0	37,078,838
TOTAL REVENUE	3	779,043,369	777,967,325	589,937,570	632,613,993

GOVERNMENT OF JAMAICA

CONSOLIDATED FINANCIAL STATEMENTS OF THE GOVERNMENT OF JAMAICA

Statement IV

Statement of Expenditure Compared with Issues from the Consolidated Fund

Year Ended March 31, 2018

(Expressed in Jamaican dollars unless otherwise specified)

		Estimates	Issues	Estimates	Issues
		2018	2018	2017	2017
	Notes	$’000	$’000	$’000	$’000
RECURRENT EXPENDITURE
Statutory Recurrent Expenditure
Public Debt Charges	4.1	137,554,498	135,449,250	140,126,338	140,047,738
Other Statutory Expenditure		25,696,940	24,518,154	23,208,066	23,204,280

Total Statutory Recurrent		163,251,438	159,967,404	163,334,404	163,252,018
Voted Expenditure
Governor General & Staff		76,262	76,262	78,669	78,669
Houses of Parliament		993,802	981,824	842,322	837,908
Office of the Public Defender		100,195	100,195	87,083	85,193
Office of the Contractor General		279,071	279,071	284,706	271,393
Auditor General		659,207	652,274	610,767	610,767
Office of the Services Commissions		200,336	196,424	192,545	184,797
Office of the Children’s Advocate		166,836	166,836	145,880	145,880
Independent Comm. Of Investigations		376,653	376,653	354,454	354,454
Office Of The Prime Minister		6,394,309	6,394,309	5,126,927	5,126,927
Office of The Cabinet		624,176	594,029	569,464	538,234
Tourism		8,880,242	8,880,242	1,949,514	1,947,289
Economic Growth & Job Creation		13,152,495	13,152,495	9,101,056	9,090,177
Finance & the Public Service		49,485,693	49,257,626	31,413,486	31,315,682
National Security		60,686,344	60,393,851	58,543,323	57,953,835
Justice		7,691,099	7,624,728	5,974,884	5,933,990
Foreign Affairs & Foreign Trade		4,201,260	4,201,260	3,949,208	3,889,864
Labour And Social Security		3,046,096	2,996,924	2,719,406	2,719,406
Education, Youth & Information		101,283,339	101,263,044	93,872,500	93,850,548
Health		69,009,945	69,009,945	56,967,702	56,967,702
Culture, Gender, Entertainment & Sport		3,334,866	3,332,942	2,517,402	2,497,629

Statement of Expenditure Compared with Issues from Consolidated Fund (Cont’d)

Industry, Comm., Agriculture & Fisheries		6,054,899	6,054,899	5,672,963	5,578,146
Science, Energy & Technology		4,482,640	4,396,941	3,461,326	3,343,731
Post & Telecom		1,713,473	1,713,473	1,655,551	1,621,337
Transport and Mining		7,451,514	7,451,514	3,203,140	3,129,942
Local Govt & Community Development		10,206,766	10,206,766	10,899,150	10,899,150
Total Voted Recurrent	4.2	360,551,518	359,754,527	300,193,428	298,972,650
Total Recurrent		523,802,956	519,721,931	463,527,832	462,224,668
Capital Expenditure Statutory Expenditure (Amortization)	4.3	241,353,537	221,531,764	84,414,452	62,407,242
Total Statutory		241,353,537	221,531,764	84,414,452	62,407,242
Voted Capital Expenditure
Office Of The Prime Minister		1,933,582	1,710,839	1,915,176	1,669,606
Office Of The Cabinet		747,106	739,220	571,254	571,000
Tourism		0	0	17,000	2,302
Economic Growth & Job Creation		20,852,312	20,839,642	13,698,985	13,637,522
Finance & the Public Service		3,910,618	3,581,596	3,718,615	3,632,333
National Security		5,336,942	5,266,987	6,250,342	5,942,663
Justice		870,447	738,819	920,993	722,388
Foreign Affairs & Foreign Trade		0	0	0	0
Labour & Social Security		7,112,490	6,888,666	6,036,251	5,914,763
Education, Youth & Information		1,961,823	1,839,784	2,598,175	2,330,866
Health		2,050,852	1,895,931	1,626,990	1,481,739
Culture, Gender, Entertainment & Sport		28,360	26,165	188,516	131,078
Industry, Comm., Agriculture & Fisheries		2,512,839	2,411,992	3,375,250	3,088,431
Transport & Mining		1,310,671	1,301,346	2,329,919	2,329,253
Local Govt & Community Development		777,640	683,860	718,410	620,668
Science, Energy and Technology		702,965	635,253	835,743	782,696
Total Voted	4.4	50,108,647	48,560,100	44,801,619	42,857,308
Total Capital		291,462,184	270,091,864	129,216,071	105,264,550
Total Recurrent and Capital		815,265,140	789,813,795	592,743,903	567,489,218
Treasury Bills Redeemed	4.5	15,243,174	14,947,119	14,084,867	14,084,867
Total Issues from the Consolidated Fund		830,508,314	804,760,914	606,828,770	581,574,085

GOVERNMENT OF JAMAICA

CONSOLIDATED FINANCIAL STATEMENTS OF THE GOVERNMENT OF JAMAICA

Statement V

Statement of Consolidated Fund Balances

Year Ended March 31, 2018

(Expressed in Jamaican dollars unless otherwise specified)

GENERAL REVENUE BALANCES

	Notes	2018	2018	2017	2017
	5	$000	$000	$000	$000
A. RECURRENT REVENUE
Recurrent Revenue		539,069,576		493,761,523
Recurrent Expenditure		519,721,931		462,224,668

Net Recurrent Revenue			19,347,645		31,536,855
B. CAPITAL REVENUE
Capital Revenue		24,093,034			19,755,784
C. LOAN FUND BALANCES
(i) Long Term Loans:
(a) External Loans Raised		133,342,447		34,523,203
(b) Internal Loans Raised		55,302,734		32,344,381

		188,645,181		66,867,584
Capital Revenue & Loan Fund Balances (B+C)			212,738,216		86,623,369
Capital Expenditure			270,091,864		105,264,550
Deficit on Capital Revenue & Loan Receipts			(57,353,648)		(18,641,182)
Total Deficit A+B+C			(38,006,004)		12,895,673
Add:
(i) Surrender of Over Issues		1,343,185		807,050
(ii) Net Treasury Bills Issued		2,644,160		1,065,396
(iii) Cash Balance brought forward		94,672,176		43,632,267
(iv) Adjusted Cash Balance 17/18		1,870,428		0
(v) Realized Foreign Exchange Gains		858,762		0
(vi) Sundry Bank Charges		(89)		0
(vii) Surrendered Balances		7,225,070		36,271,790

			108,613,691		81,776,503
Cash Balance in Consolidated Fund			70,607,688	94,672,176

Adjusted Cash Balance March 31, 2018			70,607,688	94,672,176

GOVERNMENT OF JAMAICA

CONSOLIDATED FINANCIAL STATEMENTS OF THE GOVERNMENT OF JAMAICA

Statement VI

Statement of Transfers from the Capital Development Fund

Year Ended March 31, 2018

(Expressed in Jamaican dollars unless otherwise specified)

	Notes	2,018
	6	$’000
Bauxite Production Levy Received		62,964,409
Less: Refund/Remissions		630,614
Net Receipts			62,333,794
Add: Retained Earnings at 31st March, 2011			2,780,583
			65,142,474
Less: (a) Transfers to Consolidated Fund 1974/1975		85,000
	1975/1976	125,000
	1976/1977	80,000
	1977/1978	110,000
	1978/1979	268,000
	1979/1980	232,500
	1980/1981	230,000
	1981/1982	300,000
	1982/1983	182,000
	1983/1984	140,000
	1984/1985	397,000
	1985/1986	204,000
	1986/1987	414,000
	1987/1988	269,000
	1988/1989	315,000
	1989/1990	265,000
	1990/1991	555,400
	1991/1992	1,050,000
	1992/1993	0
	1993/1994	2,000,000
	1994/1995	1,500,000
	1995/1996	4,256,000
	1996/1997	1,500,000
	1997/1998	3,439,000
	1998/1999	2,300,000

Statement of Transfers From the Capital Development Fund (Cont’d)

		2018
		$’000
	1999/2000	1,900,000
	2000/2001	2,900,000
	2001/2002	1,740,000
	2002/2003	1,436,900
	2003/2004	1,767,500
	2004/2005	2,354,700
	2005/2006	2,996,600
	2006/2007	3,845,000
	2007/2008	4,268,200
	2008/2009	4,200,000
	2009/2010	510,555
	2010/2011	1,400,000
	2011/2012	1,822,268
	2012/2013	720,587
	2013/2014	1,000,000
	2014/2015	526,750
	2015/2016	693
	2016/2017	0
	2017/2018	0
Total Transfers		53,606,653
(b) Grants		9,996,667
(c) Net Levy Written off		153,315	63,756,634
Value of Fund at 31st March, 2018			1,357,743

GOVERNMENT OF JAMAICA

CONSOLIDATED FINANCIAL STATEMENTS OF THE GOVERNMENT OF JAMAICA

Statement VII

Contingency Fund

Year Ended March 31, 2018

(Expressed in Jamaican dollars unless otherwise specified)

		2018	2017
	Notes	$’000	$’000
Contingencies Fund Provision		94,000	94,000
Balance at Year End	7	94,000	94,000

GOVERNMENT OF JAMAICA

CONSOLIDATED FINANCIAL STATEMENTS OF THE GOVERNMENT OF JAMAICA

Statement VIII

Local (Internal) Debt

Year Ended March 31, 2018

(Expressed in Jamaican dollars unless otherwise specified)

		2018	2017
		J$ Equivalent	JS Equivalent
	Notes	$’000	$’000
Local Debt
I Perpetual Annuities		155	155
II Market Loans
Treasury Bills		7,800,000	5,120,049
J$ Benchmark Investment Notes		699,595,306	727,984,368
US$ Local Benchmark Investment Notes		0	67,726,495
CPI - Indexed Investment Notes		47,317,285	45,234,113
		754,712,590	846,065,026
III Institutional Loans
Commercial Banks		1,837,500	2,012,500
NIF Promissory Note		5,372	10,744
National Housing Trust		7,626	15,810
Development Bank of Jamaica		301,250	401,667
		2,151,749	2,440,722
Total Local Debt	8.1	756,864,494	848,505,902

GOVERNMENT OF JAMAICA

CONSOLIDATED FINANCIAL STATEMENTS OF THE GOVERNMENT OF JAMAICA

Statement VIII

Foreign (External) Debt

Year Ended March 31, 2018

(Expressed in Jamaican dollars unless otherwise specified)

		2018	2017
		J$ Equivalent	J$ Equivalent
	Notes	$’000	$’000
External Debt
I Commercial Enterprises
Bond Holders		725,134,449	670,640,913
ING Bank N.V		101,181	310,005
Commerz Bank		8,342,605	12,050,236
Bank of Nova Scotia		1,181,109	2,010,425
UPS Capital		0	150,095
		734,759,345	685,161,674
II Foreign Governments & Agencies
US AID		31,825	34,837
Federal Home Loan		203,581	555,296
US Department of Agriculture		3,182,560	4,236,067
China		71,114,107	69,079,912
Federal Republic of Germany		1,695,963	1,619,435
Japan		2,822,203	4,037,928
Netherlands Investment Bank		403,785	524,540
Iraqi Fund		2,594,031	2,649,258
Kingdom of Belgium		512,992	488,621
Kuwait		367,947	622,243
India		186,593	306,528
Venezuela		2,140,046	2,730,954
		85,255,631	86,885,619
III International & Multilateral Institutions
Inter-American Development Bank		189,310,101	200,047,802
Caribbean Development Bank		32,358,830	35,553,163
Int’l Bank for Reconstruction & Dev		108,438,538	102,831,690

Foreign (External) Debt (Cont’d)

OPEC Fund for Int’l Development		2,674,872	3,095,600
European Economic Community		3,803,178	3,461,525
European Investment Bank		61,063	62,551
NORDIC Development Fund		736,314	731,958
International Monetary Fund		27,060,954	26,198,338
		364,443,851	371,982,627
Total Foreign Debt	8.2	1,184,458,827	1,144,029,920
Total Local Debt		756,864,494	848,505,902
Total Public Debt		1,941,323,321	1,992,535,822

Notes to the Financial Statements

1.1 Cash Flow Statement (IPSAS Cash Requirement)

The cash flow statement is presented as part of the disclosure encouraged by the IPSAS Cash Standard. It is presented as a primary financial statement. In addition to the other eight statements of the Consolidated Fund. It classifies the flow of funds for the period by operating, investing and financing activities. The classification of these activities is slightly different from the classification now being used by the government. No changes were made to the format of the other statements and so they have been presented in the normal format. The substance of the flows in both formats is the same, as the sources and the uses are the same.

1.2 Tax Revenues Recurrent

These are revenues generated from taxes. New to this revenue category are the sub-types: Hotel licence Duties; Quarry Tax; Import Licences –Trade Board and Telecommunications Licenses. The new sub-types added $1.235 billion to tax revenues.

1.3 Non-Tax Revenues Recurrent

Total receipts recorded for the year in the Consolidated Fund for this revenue category is $52.308 billion. Non-tax revenues are not generated from taxes. They include Post Office Revenues of $954 million, de-earmarked funds of $12.831 billion; royalties of $427.991 million; dividends and financial distributions of $17.267 billion and; interest on bank balances of $2.276 billion. Departmental and other miscellaneous receipts account for the balance. In keeping with certain cash-based IPSAS requirements, revenue components of dividends and financial distributions, interest and royalties are shown as line items in some of the Statements.

1.4 Capital Revenues

This is the revenue raised through royalties, sale of land, divestment proceeds, grants and loan repayments.

1.5 Domestic Loans

The Receipt represents benchmark Investment bonds received in the Consolidated Fund Principal Bank Account.

1.6 External Loans

These are receipts recorded in the Consolidated Fund Principal Bank Account for funds raised via capital markets, and for multilateral and bilateral loans.

1.7 Other Receipts

A year end timing difference caused receipts of $1.870 billion lodged to the Subsidiary Consolidated Fund Account not to be transferred to the Consolidated Fund Principal Bank account by March 31, 2017. The opening balance for the year was therefore understated by this amount. The amount was transferred to the Consolidated Fund Principal Bank Account on April 3, 2017. At the transactions level, movements in foreign exchange caused a net realized gain in the Consolidated Fund Principal Bank Account of $859 million.

Included in Other Receipts are amounts re credited to the Consolidated Fund For Warrant over-issues and surrendered balances. An over issue means that funds were transferred from the Consolidated Fund to the Central Payment Account (CPA) but not used by the MDA, while surrendered balances represent expenditure credits and other reflows to the Consolidated Fund. There were over issues of $1.343 billion and surrendered balance for 2016/2017of $7.225 billion for the current period. Comparative data for the prior year are: over issues of $.807 billion; surrendered balances for 2015/2016 of $14.029 billion and petty cash and other imprests surrendered (consequent on the closing of MDA imprest accounts to the Central Imprest Account, please see page 5) of $22.243 billion.

2. Deficit Financing

This Statement details receipts and payments from the Consolidated Fund Account for the period and shows how the surplus was used or how the deficit was financed. There was a net deficit of $26.793 billion for the year (surplus of $14.768 billion in 2017). The deficit was occasioned by the early amortization of certain external loans and was financed from the opening balances. This statement differs from Statement 5 in that statement 2 details how any deficit was financed, while Statement 5 shows general balances in the Consolidated Fund Account.

3. Revenue Estimates Compared with Consolidated Fund Receipts

This statement expands note 1 and shows the revenue estimates along with comparative data for the prior year.

4.1 Recurrent Statutory Expenditure

Statement 4 Details issues from the Consolidated Fund Principal Bank Account. Statutory recurrent expenditure details public debt charges and expenditure to certain statutory Heads such as Public pensions, the Governor General and the Auditor General.

4.2 Recurrent Voted Expenditure

Shown in detail of Heads of Voted recurrent expenditure are issues from the Consolidated Fund Principal Bank Account for all ministries, department and agencies.

4.3 Capital Statutory Expenditure

An amount of $221.531 billion was used to pay down loan obligations.

4.4 Capital Voted Expenditure

$48.560 billion was issued for Voted capital expenditure.

4.5 Net Treasury Bills Issued

Treasury Bills issued for the year was $17.591 billion while $14.947 billion was redeemed for a net receipt to the Consolidated Fund of $2,644 billion ($1.065 billion in 2017).

Note 5. Consolidated Fund Balances

This statement analyses how the receipts and payments in tax and revenue types were recorded in the Consolidated Fund Account (sources and uses) and how they relate to the opening and closing cash balances in the Consolidated Fund Account.

Note 6. Capital Development Fund Transfers

The Capital Development Fund is Funded by the bauxite levy from which transfers are made to the Consolidated Fund Bank Account. No transfers were made this year. As well none was made last year.

Note 7. Contingency Fund

The Contingencies Fund is established pursuant to Section 118 of the Constitution and further guided by Section 13 of the FAA Act. The Act allows for a maximum Fund balance of $100 million. The balance in the Contingencies Fund has remained unchanged at $94 million for a number of years.

		2018	2017
		$’000	$’000
Note 8.1
I PERPETUAL ANNUITIES
PERPETUAL ANNUITIES	JAM	155	155
SUB-TOTAL CATEGORY I (PERPETUAL ANNUITIES)	JAM	155	155
II MARKET LOANS
(a) TREASURY BILLS
Treasury Bills Issue - 3.99% Due -Apr-18	JAM	600,000	400,000
Treasury Bills Issue - 5.11% Due -Apr-18	JAM	600,000	400,000
Treasury Bills Issue - 3.35% Due -May-18	JAM	600,000	400,000
Treasury Bills Issue - 4.89% Due -May-18	JAM	600,000	400,000
Treasury Bills Issue - 6.32% Due -May-18	JAM	600,000	400,000
Treasury Bills Issue - 4.63% Due -Jun-18	JAM	600,000	400,000
Treasury Bills Issue - 2.98% Due -June-18	JAM	600,000	400,000
Treasury Bills Issue - 4.16% Due -July-18	JAM	600,000	400,000
Treasury Bills Issue - 3.59% Due -August-18	JAM	600,000	400,000
Treasury Bills Issue - 5.45% Due -August-18	JAM	600,000	400,000
Treasury Bills Issue - 3.17% Due -September-18	JAM	600,000	320,049
Treasury Bills Issue - 4.79% Due -October-18	JAM	600,000	400,000
Treasury Bills Issue - 4.00% Due -November-18	JAM	600,000	400,000
SUB-TOTAL (a) Treasury Bills	JAM	7,800,000	5,120,049

(h)	Jamaica Dollar Benchmark Investment Notes

GOJ FIXED RATE 12.75% BENCHMARK INVESTMENT NOTES - Due 2019	JAM	123,032	4,000,000
GOJ FIXED RATE 8.75% BENCHMARK INVESTMENT NOTES - Due 2022	JAM	4,000,000	123,032
GOJ FIXED RATE 12.875% BENCHMARK INVESTMENT INVE NOTES - Due 2024	JAM	65,791	4,000,000

GOJ FIXED RATE 13.25% BENCHMARK INVESTMENT NOTES - Due 2040	JAM	7,431	65,791
GOJ FIXED RATE 8.50% BENCHMARK INVESTMENT NOTES - Due 2019	JAM	40,523,485	7,431
GOJ FIXED RATE 11.00% BENCHMARK INVESTMENT NOTES - Due 2024	JAM	23,704,500	64,487,903
GOJ FIXED RATE STEP UP INVESTMENT NOTES - Due 2024 “FR24B”	JAM	4,946,293	3,485,916
GOJ FIXED RATE STEP UP INVESTMENT NOTES - Due 2024 “FR24C”	JAM	8,700,929	40,523,485
GOJ FIXED RATE ACCRETING INVESTMENT NOTES - Due 2028	JAM	120,190,180	23,704,500
GOJ FIXED RATE 11.875% BENCHMARK INVESTMENT NOTES - Due 2030	JAM	24,128,233	24,128,233
GOJ FIXED RATE 11.25% BENCHMARK INVESTMENT NOTES - Due 2046	JAM	2,896,759	2,896,759
GOJ FIXED RATE 12.25% BENCHMARK INVESTMENT NOTES - Due 2050	JAM	32,049,134	32,049,134
GOJ FIXED RATE 7.75% BENCHMARK INVESTMENT NOTES - Due 2022	JAM	15,707,606	10,255,060
GOJ FIXED RATE 11.25% BENCHMARK INVESTMENT NOTES - Due 2046	JAM	29,963,057	8,700,929
GOJ FIXED RATE 9.50 % BENCHMARK INVESTMENT NOTES - Due 2026	JAM	18,626,573	1,206,246
GOJ FIXED RATE 9.625% BENCHMARK INVESTMENT NOTES - Due 2031	JAM	12,109,279	118,735,472
GOJ FIXED RATE 7.25% BENCHMARK INVESTMENT NOTES - Due 2021	JAM	11,995,000	4,000,000
GOJ FIXED RATE 10.00% BENCHMARK INVESTMENT NOTES - Due 2037	JAM	10,000,000	3,000,000
GOJ FIXED RATE 5.50% BENCHMARK INVESTMENT NOTES - Due 2023	JAM	5,000,000	14,020,650
GOJ VARIABLE RATE BENCHMARK INVESTMENT NOTE - DUE 2020	JAM	2,000	18,626,573
GOJ VARIABLE RATE BENCHMARK INVESTMENT NOTE - DUE 2022	JAM	2,049	12,109,279
GOJ VARIABLE RATE BENCHMARK INVESTMENT NOTE - DUE 2027	JAM	2,000	2,995,000
GOJ VARIABLE RATE BENCHMARK INVESTMENT NOTE - Due 2018	JAM	58,438,296	4,952
GOJ VARIABLE RATE BENCHMARK INVESTMENT NOTE - Due 2019	JAM	8,415,704	2,000
GOJ VARIABLE RATE BENCHMARK INVESTMENT NOTE - Due 2020	JAM	89,497,119	2,049
GOJ VARIABLE RATE BENCHMARK INVESTMENT NOTE - Due 2023	JAM	39,888,333	2,000
GOJ VARIABLE RATE STEP UP BENCHMARK INVESTMENT NOTE - Due 2025	JAM	91,922,866	58,438,296
GOJ VARIABLE RATE STEP UP BENCHMARK INVESTMENT NOTE - Due 2035	JAM	46,689,657	8,415,704
GOJ VARIABLE RATE STEP UP BENCHMARK INVESTMENT NOTE - Due 2035	JAM	0	89,497,119
GOJ VARIABLE RATE STEP UP BENCHMARK INVESTMENT NOTE - Due 2035	JAM	0	39,888,333

GOJ VARIABLE RATE STEP UP BENCHMARK INVESTMENT NOTE - Due 2035	JAM	0	91,922,866
GOJ VARIABLE RATE STEP UP BENCHMARK INVESTMENT NOTE - Due 2035	JAM	0	46,689,657
SUB-TOTAL (h) Jamaica Dollar Benchmark Investment Notes	JAM	699,595,306	727,984,368

(I) United States Dollar Local Benchmark Investment Notes

GOJ FIXED RATE 5.00% USD NOTE - DUE 2016	US$	0	32,729,936
GOJ FIXED RATE FR 5.25% US$ BENCHMARK NOTE - 2020A	US$	0	34,996,558
		0
SUB-TOTAL (I) United States Dollar Local Benchmark Investment Notes	US$	0	67,726,495

(j) CPI-Indexed Investment Notes

CPI - INDEXED INVESTMENT NOTES - DUE 2022	JAM	5,843	5,586
CPI - INDEXED INVESTMENT NOTES - Due 2025	JAM	9,831,480	9,398,644
CPI - INDEXED INVESTMENT NOTES - Due 2033	JAM	25,134,657	24,028,089
CPI - INDEXED INVESTMENT NOTES - Due 2040	JAM	12,345,303	11,801,794
SUB-TOTAL (j) CPI-Indexed Investment Notes	JAM	47,317,285	45,234,113
SUB-TOTAL CATEGORY II (MARKET LOANS)	JAM	754,712,590	846,065,026

III INSTITUTIONAL LOANS (LOCAL)

(a) COMMERCIAL BANKS

BANK OF NOVA SCOTIA JAMAICA LIMITED - (Loan to Liquidate SCJ’s Debts - $3,000.00Mn)	JAM	1,575,000	1,725,000
BANK OF NOVA SCOTIA JAMAICA LIMITED - (Loan to Liquidate SCJ’s Debts - $500.00Mn)	JAM	262,500	287,500
SUB-TOTAL BANK OF NOVA SCOTIA JA. LTD.	JAM	1,837,500	2,012,500
SUB-TOTAL (a) COMMERCIAL BANKS	JAM	1,837,500	2,012,500

(b) PUBLIC SECTOR ENTITIES

N.I.F. - PROMISSORY NOTE $134.29Mn - DUE 2019 (Re: W/H Tax on LRS)	JAM	5,372	10,744
SUB-TOTAL NATIONAL INSURANCE FUND (NIF)	JAM	5,372	10,744
NATIONAL HOUSING TRUST (Renovation of JDF Housing Stock)	JAM	7,626	15,810
SUB-TOTAL NATIONAL HOUSING TRUST	JAM	7,626	15,810
DEVELOPMENT BANK OF JAMAICA (Assumption of SCJ Debt to DBJ)		301,250	401,667
SUB-TOTAL DEVELOPMENT BANK OF JAMAICA	JAM	301,250	401,667
SUB-TOTAL (b) PUBLIC SECTOR ENTITIES	JAM	314,249	428,222
SUB-TOTAL CATEGORY III (INSTITUTIONAL LOANS - LOCAL)	JAM	2,151,749	2,440,722
TOTAL INTERNAL DEBT	JAM	756,864,494	848,505,902

NOTE 8.2

EXTERNAL DEBT

EXTERNAL DEBT		Balance $’000	2018 J$ Equivalent $’000	Balance $’000	2017 J$ Equivalent $’000
I FOREIGN CURRENCY OBLIGATIONS TO COMMERCIAL ENTERPRISES
1) BOND HOLDERS
US250M BOND (11.625%) 2022	US	248,974	31,366,989	250,000	32,166,800
US300M BOND (10.625%) 2017	US	0	0	79,050	10,171,111
US$250M 9.25% NOTES DUE 2025	US	183,518	23,120,515	250,000	32,166,800
US$250M 8.5% BOND 2036	US	250,000	31,496,250	250,000	32,166,800
US$500M 8 % BOND 2039	US	1,243,238	156,629,339	1,243,238	159,963,952
US$350M 8% GLOBAL BOND 2019	US	174,286	21,957,392	280,169	36,048,612
US$200M 8% BOND due 2021	US	5,255	662,019	78,306	10,075,454
US$800M 7.625% Bond due 2025	US	800,000	100,788,000	800,000	102,933,760
US$1,350M 6.75% Bond due 2028	US	1,850,450	233,128,943	1,345,450	173,115,284
US$650M 7.975% BOND DUE 2045	US	1,000,000	125,985,000	636,000	81,832,339
TOTAL - BOND HOLDERS		5,755,721	725,134,449		670,640,913
2) ING BANK N.V.
SUPPLY OF THREE DAMEN OFFSHORE SURVEILLANCE VESSELS FOR JDF	US	803	101,181	2,409	310,005
TOTAL - ING BANK N.V.			101,181		310,005
3) COMMERZBANK
FINANCING OF HALF WAY TREE TRANSPORT CENTRE (1140A)	EURO	3,954	629,436	7,909	1,090,198
FINANCING OF HALF WAY TREE TRANSPORT CENTRE (1140B)		0	0	1,103	151,986
ADDENDUM FINANCING OF HALF WAY TREE TRANSPORT CTRE (1140B 2)		0	0	470	64,833
FINANCING OF BUSES & SPARE PARTS - KGN & METRO AREAS (ref.#1178)		0	0	687	94,669
37 JONCKHEERE BUSES 30 VDL (1168)	EURO	543	86,446	1,629	224,575

160 BUSES AND SPARE PARTS (1179)		0	0	8,220	1,133,001
230 JONCKHEERE MISTRAL BUSES, SPARE PARTS AND TOOLS (1195)	EURO	48,146	7,664,160	67,405	9,290,975
TOTAL - COMMERZBANK		52,643	8,342,605		12,050,236
4) BANK OF NOVA SCOTIA
RIVER TRAINING AND BRIDGE SURVEY (MURRAY PROGRAM)	US	9,375	1,181,109	15,625	2,010,425
TOTAL - BANK OF NOVA SCOTIA			1,181,109		2,010,425
5) UPS CAPITAL
FINANCING 60 GARBAGE COMPACTORS, 2 TRUCKS, 4 TRAILERS		0		1,167	150,095
TOTAL UPS CAPITAL			0		150,095

TOTAL F/X OBLIGATIONS TO COMMERCIAL ENTERPRISES			734,759,345		685,161,674

II FOREIGN GOVERNMENT AND GOVERNMENT AGENCIES
a) UNITED STATES
1. U.S. AGENCY FOR INTERNATIONAL DEVELOPMENT
532-T-046D CROP DIVERSIFICATION & IRRIGATION PROJ.	US	253	31,825	271	34,837
TOTAL - U.S. AGENCY FOR INTERNATIONAL DEVELOPMENT			31,825		34,837
2. FEDERAL HOME LOAN BANK OF BOSTON
532-HG-012-AO3 FINANCE FOR HOUSING PROJECT		0	0	600	77,200
532-HG-013-AO1 FINANCE FOR HOUSING PROJECT	US	484	60,968	1,452	186,801
532-HG-014 FINANCING- SHELTER FOR LOW INCOME FAMILY	US	1,132	142,613	2,264	291,295

TOTAL - FEDERAL HOME LOAN			203,581		555,296

3. UNITED STATES DEPARTMENT OF AGRICULTURE
		0	0	3,561	458,209
91 JMI USDA PL480 - 1991 DELIVERIES (17.805)	US	2,849	358,926	745	95,839
91 JMI PL480 AGREEMENT 4.66M - 1990 DELIVERIES	US	559	70,381	1,974	253,972
91 JMI PURCHASE OF FOOD CALENDAR YEAR 1991 (9.869)	US	1,579	198,942	4,982	641,046
93 JMI GOJ/CCC PL480 AGREEMENT 20.76M - 1992 DELIVERIES	US	4,152	523,069	2,204	283,602
PL480 PURCHASE OF FOOD 14.694 -1994 DELIVERIES	US	1,469	185,127	2,684	345,368
PL480 AGREEMENT 1995 DELIVERIES (AGR.5.12.94)	US	2,013	253,626	2,976	382,907
PL 480 FOR CALENDAR YEAR 1996 DELIVERIES (14.879)	US	2,232	281,194	625	80,413
PL 480 FOR CALENDAR YEAR 1998 DELIVERIES (4.99)	US	312	39,369	1,677	215,833
99 JMI PL480 FOR 1999 DELIVERIES	US	1,118	140,889	799	102,765
PL 480 FOR CALENDAR YEAR 2000 DELIVERIES	US	599	75,467	1,679	216,014
91 JMI PL480 8.39M	US	1,343	169,209	333	42,907
PL-480 2004 DELIVERABLES	US	7,035	886,361	8,683	1,117,191

TOTAL - UNITED STATES DEPT. OF AGRICULTURE		25,261	3,182,560	32,923	4,236,067

b) CHINA
1. EXIM BANK OF CHINA
		0	0	33,333	622,320
EQUIPMENT/SUPPLIES FOR JAMAICA WATER SYSTEM (01.2.2005)	CNY	23,810	476,762	135,521	2,530,126
JAMAICA CRICKET STADIUM PROJECT	CNY	119,392	2,390,707	248,387	4,637,290
MONTEGO BAY CONVENTION CENTER	CNY	225,806	4,521,548	41,832	5,382,406
PALISADOES SHORELINE PROTECTION REHABILITATION WORKS PROJECT	USD	37,184	4,684,626	423,897	7,913,997
JAMAICA ECONOMIC HOUSING PROJECT	CNY	392,497	7,859,369	289,000	37,184,821
MAJOR INFRASTRUCTURE DEVELOPMENT PROGRAMME	USD	151,248	19,054,919	81,105	10,435,559
JAMAICA ROAD IMPROVEMENT & REHABILITATION WORKS PROJECT	USD	255,000	32,126,175
2. PEOPLES REPUBLIC OF CHINA 20.0MN YUAN
AGREEMENT ON ECONOMIC AND TECHNICAL CO- OPERTION 20.0M YUAN	CNY	20,000	386,932	20,000	373,392

TOTAL CHINA			71,114,107		69,079,912

c) FEDERAL REPUBLIC OF GERMANY
1. KREDITANSTALT FUR WIEDERAUFBAU
89-65-857 HURRICANE RECONSTRUCTION ASSISTANCE III	EURO	4,524	720,106	5,108	704,132
93-65-941 SUPPLIES AND SERVICES	EURO	2,273	361,860	2,448	337,438
89-65-121 HURRICANE RECONSTRUCTION ASSISTANCE 2	EURO	3,857	613,997	4,192	577,865

TOTAL - KREDITANSTALT FUR WIEDERAUFBAU			1,695,963		1,619,435

d) JAPAN
1. OVERSEAS ECONOMIC CORPORATION FUND
JM-P3 MONTEGO BAY WATER SUPPLY PROJECT	YEN	210	248,497	420	484,434
JM-P4 TELECOMMUNICATION NETWORK EXPANSION PROJ.	YEN	398	471,215	796	918,611
JM-P6 KGN WATER SUPPLY PROJECT	YEN	1,775	2,102,491	2,282	2,634,883

TOTAL - OVERSEAS ECONOMIC CORPORATION FUND			2,822,203		4,037,928

e) NETHERLAND INVESTMENT BANK
1978.03 CONSOLIDATION OF INTEREST AMOUNTS	EURO	159	25,261	505	69,579
1980.02 CONSOLIDATION OF INTEREST AMOUNTS	EURO	463	73,658	171	23,556
1987.01 RESCHEDULING OF DEBT AGREEMENT 1987/88		0	0	430	59,202
1989.01 NETHERLANDS 88/89 RESCHEDULING	EURO	880	140,135	1,320	182,015
1989.01 NETHERLANDS 90/91 RESCHEDULING	EURO	1,035	164,731	1,380	190,188
TOTAL - NETHERLAND INVESTMENT BANK			403,785		524,540
f) IRAQI FUND FOR EXTERNAL DEVELOPMENT
1. SOUTH MANCHESTER ALUMINA PLANT PROJECT	US	14,710	1,853,239	14,710	1,892,695
2. GOVERNMENT REPULIC OF IRAQ	US	5,880	740,792	5,880	756,563

TOTAL - IRAQI FUND			2,594,031		2,649,258

g) BELGIUM
1. GOVT. OF THE KINGDOM OF BELGIUM
MODERNIZATION OF KINGSTON MUNICIPALITY	EURO	3,223	512,992	3,545	488,621
TOTAL - GOVT. OF THE KINGDOM OF BELGIUM			512,992		488,621
h) KUWAIT
BUSHY PARK SANDY BAY ROAD PROJECT 591		0	0	350	147,651
ROAD REHAB. PROJECT 2 - LOAN #760	KWD	875	367,947	1,125	474,592
TOTAL - KUWAIT			367,947		622,243
i) INDIA
EXPORT-IMPORT BANK	US	1,481	186,593	2,382	306,528

TOTAL INDIA			186,593		306,528

j) VENEZUELA				21,225
MONTEGO BAY SPORTS COMPLEX PH 3 (21-294)	US	4,246	534,987	5,019	645,718
PORT MARIA CIVIC CENTRE PH 2 (20-293)	US	965	121,555	1,320	169,818
ENERGY COORPORATION AGREEMENT	US	11,775	1,483,504	14,887	1,915,419
TOTAL VENEZUELA			2,140,046		2,730,954

TOTAL FOREIGN GOVERNMENT & GOVERNMENT AGENCIES			85,255,631		86,885,619

III INTERNATIONAL & MULTILATERAL INSTITUTIONS
a) INTER-AMERICAN DEVELOPMENT BANK
SP/SF-84-07-JA (4H CLUB)	US	14	1,720	267	34,384
655/OC-JA RURAL TOWNSHIP DEVELOPMENT PROG. 3		0	0	930	119,598
697/OC-JA PRIMARY EDUCATION IMPROVEMENT PROG. 2		0	0	2,532	325,726
714/SF-JA AGRICULTURAL DEVELOPMENT PROGRAMME	US	229	28,877	344	44,237
714/SF-JA AGRICULTURAL DEVELOPMENT PROGRAMME	VEF	1,511	65	2	65
714/SF-JA AGRICULTURAL DEVELOPMENT PROGRAMME	EURO	19	3,095	29	4,020
714/SF-JA AGRICULTURAL DEVELOPMENT PROGRAMME	UK	16	2,768	23	3,720
714/SF-JA AGRICULTURAL DEVELOPMENT PROGRAMME	YEN	9	10,652	13	15,575
734/SF-JA PRIMARY EDUCATION PROGRAMME	USD	63	7,880	0	0
765/SF-JA IMPROVEMENT & MAINT. RURAL ROADS	US	462	58,181	643	82,686
765/SF-JA IMPROVEMENT & MAINT. RURAL ROADS	UK	65	11,594	78	12,464
765/SF-JA IMPROVEMENT & MAINT. RURAL ROADS	EURO	48	7,601	59	8,129
765/SF-JA IMPROVEMENT & MAINT. RURAL ROADS	EURO	1	222	0	0
765/SF-JA IMPROVEMENT & MAINT. RURAL ROADS	CAD	124	12,089	149	14,502
765/SF-JA IMPROVEMENT & MAINT. RURAL ROADS	NOK	141	2,269	170	2,542
765/SF-JA IMPROVEMENT & MAINT. RURAL ROADS USD Equiv.	USD	136	17,187	0	0

787/SF-JA WEST KINGSTON RE-DEVELOPMENT PROJECT	US	69	8,744	99	12,786
787/SF-JA WEST KINGSTON RE-DEVELOPMENT PROJECT	VEF	1,189	51	1	51
787/SF-JA WEST KINGSTON RE-DEVELOPMENT PROJECT	YEN	2	2,110	2	2,350
787/SF-JA WEST KINGSTON RE-DEVELOPMENT PROJECT	EURO	5	875	7	975
787/SF-JA WEST KINGSTON RE-DEVELOPMENT PROJECT	CAD	17	1,646	19	1,881
787/SF-JA WEST KINGSTON RE-DEVELOPMENT PROJECT US$ Equiv	USD	230	28,923	0	0
		0	0	16	1,997
812/SF-JA LAND TITLING PROJECT	US	361	45,481	427	54,895
697/OC-JA PRIMARY EDUCATION IMPROVEMENT PROG. 2	US	844	106,312
1005/OC-JA JAMAICA SOCIAL INVESTMENT FUND	US	2,197	276,818	2,441	314,124
1028/OC-JA HEALTH SECTOR REFORM PROGRAM	US	1,765	222,404	2,158	277,614
1185/OC-JA SOLID WASTE MANAGEMENT PROGRAM	US	1,174	147,900	1,355	174,287
1197/OC-JA PARISH INFRASTRUCTURE	US	3,801	478,868	4,386	564,303
1219/OC-JA 1&2 LAND ADMINISTRATION	US	921	116,032	1,289	165,903
1264/OC-JA PRIMARY EDUCATION SUPPORT PRG.	US	11,986	1,510,119	13,485	1,735,053
1268/OC-JA FINANCIAL SECTOR REFORM PROGRAM	US	30,000	3,779,550	40,000	5,146,688
1283/OC-JA AGRICULTURAL SUPPORT SERVICES PROJECT	US	7,383	930,145	8,306	1,068,691
1344/OC-CITIZEN, SECURITY & JUSTICE	US	6,043	761,322	6,754	869,005
1355/OC-JA SOCIAL SAFETY NET	US	16,000	2,015,760	20,000	2,573,344
1360/OC-JA RURAL WATER	US	3,409	429,479	3,788	487,359
1363/OC -JA -NATIONAL ROAD IMPROVEMENT	US	5,105	643,143	6,381	821,045
1419/OC-JA EMERGENCY RECONSTRUCTION	US	7,081	892,045	7,826	1,006,935
1438/OC/JA -RE INFORMATION AND COMM. TECH PROJECT	US	4,638	584,295	5,080	653,566
1559/OC/JA-1- SOCIAL PROTECTION SUPPORT FOR FOOD PRICE CRISIS	US	9,375	1,181,109	0	0
1562/OC-JA - NATIONAL IRRIGATION DEVELOPMENT PROGRAM	US	6,334	797,986	7,179	923,638
1959/OC/JA - EMERGENCY ASSIST. - 2007 ATLANTIC HURRICANE SEASON	US	7,500	944,867	8,000	1,029,315
1972/OC/JA - COMPETITIVENESS ENHANCEMENT PROGRAM	US	21,000	2,645,685	23,000	2,959,346
2026/OC/JA - TRANSPORTATION INFRASTRUCTURE REHAB. PROGRAMME	US	40,401	5,089,876	42,922	5,522,598
2039/OC/JA - YOUTH DEVELOPMENT PROGRAM PHASE 1	US	7,725	973,201	8,208	1,056,040
2058/OC/JA - PUBLIC FINANCIAL & PERFORMANCE MANAGEMENT	US	44,000	5,543,340	48,000	6,176,026
2074/OC/JA - EDUCATION REFORM PROGRAM	US	22,000	2,771,670	24,000	3,088,013
2100/OC/JA - SUPPLEMENTAL LOAN TO FINANCE THE PESP ACTIVITIES	US	9,295	1,171,086	9,876	1,270,769
1559/OC/JA -1- PROTECTION SUPPORT FOR FOOD PRICE CRISIS		0	0	10,125	1,302,755
2272/OC/JA - CITIZEN SECURITY AND JUSTICE PROGRAM 11	US	17,000	2,141,745	18,000	2,316,010

2276/OC/JA - ROAD IMPROVEMENT PROGRAM	US	8,310	1,046,978	8,799	1,132,167
2297/OC/JA - COMPETITIVE ENHANCEMENT PROGRAM	US	48,000	6,047,280	43,333	5,575,579
2298/OC/JA - PUBLIC FINANCIAL & PERFORMANCE MGMT PROG. 11	US	48,000	6,047,280	52,000	6,690,694
2299/OC/JA - HUMAN CAPITAL AND PROTECTION PROGRAM	US	40,000	5,039,400	52,000	6,690,694
2300/OC/JA - SUPPORT FOR EDUCATION SECTOR REFORM 11 (PBL)	US	24,000	3,023,640	26,000	3,345,347
2301/OC/JA - SUPPORT FOR EDUCATION SECTOR REFORM 11 (Investment)	US	9,656	1,216,554	10,461	1,345,993
2359/OC/JA - FISCAL CONSOLIDATION PG FIRST PROG OPERATION	US	166,667	20,997,500	180,000	23,160,096
2444/OC-JA - AGRICULTURAL COMPETITIVENESS PROGRAMME	US	13,483	1,698,690	10,551	1,357,590
2502/OC/JA - FISCAL CONSOLIDATION PROGRAMME 11	US	173,333	21,837,400	186,667	24,017,877
2519/OC/JA - HUMAN CAPITAL AND PROTECTION PROGRAMME 11	US	43,333	5,459,350	46,667	6,004,469
2521/OC-JA - PUBLIC FINANCIAL & PERFORMANCE MANAGEMENT PROGRAMME III	US	60,000	7,559,100	60,000	7,720,032
2629/OC/JA - ENERGY EFFICIENCY & CONSERVATION PROGRAMME	US	4,024	506,910	4,311	554,680
2658/OC/JA - FISCAL ADMINISTRATION & MODERNIZATION PROGRAMME	US	47,592	5,995,820	42,176	5,426,625
2889/OC-JA - INTEGRATED SOCIAL PROTECTION PROTECTION AND LABOUR PROGRAMME	US	29,842	3,759,688	28,268	3,637,141
3121/OC-JA - PUBLIC SECTOR EFFIENCY PROGRAMME (PSE)	US	4,163	524,433	2,455	315,932
3122/OC-JA - PUBLIC SECTOR EFFIENCY PROGRAMME (PSE) CHINA CO-FINANCING	US	2,116	266,624	1,216	156,500
3147/OC-JA - COMPETITIVENESS ENHANCEMENT PROGRAMME III	US	60,000	7,559,100	60,000	7,720,032
3148/OC-JA - FISCAL STRUCTURAL PROGRAMME FOR ECONOMIC GROWTH	US	80,000	10,078,800	80,000	10,293,376
3191/OC-JA - CITIZEN SECURITY JUSTICE PROGRAMME III	US	13,076	1,647,378	8,357	1,075,275
3381/SX-JA - ADAPT PGROGRAMME & FINANCE MECHANISM FOR THE PILOT PROGRAMME FOR PPCR JAM	USD	4,484	564,892	1,625	209,084
3511/OC-JA - FISCAL STRUCTURAL PROGRAMME FOR ECONOMIC GROWTH II	US	130,000	16,378,050	130,000	16,726,736
3560/OC-JA - EDUCATION SECTOR REFORM III	US	25,000	3,149,625	25,000	3,216,680
3565/OC-JA - INTEGRATED SUPPORT TO JAMAICA SOCIAL PROTECTION STRATEGY	US	28,423	3,580,913	16,555	2,130,115
3704/OC-JA - FINANCIAL SYSYTEM REFORM SUPPORT PROGRAMME	USD	100,000	12,598,500	100,000	12,866,720
	US	50,000	6,299,250	50,000	6,433,360
3877/OC-JA - ENERGY MANAGEMENT AND EFFICIENCY PROGRAMME	US	160	20,158	0	0

TOTAL - INTER-AMERICAN DEVELOPMENT BANK			189,310,101		200,047,802

b) CARIBBEAN DEVELOPMENT BANK
04/SFR-JAM - SECOND WATER PROJECT	US	520	65,471	658	84,696
05/SFR -JAM REHAB. HURRICANE DAMAGE	US	1,101	138,760	1,731	222,693
06/SFR JAM - ROAD IMPROVEMENT AND MAINTENANCE PROJECT	US	290	36,545	406	52,252
06/SFR JAM1 - WISCO JAMAICA	EURO- US EQUIV	303	48,212	368	50,772
08/SFR-JAM - RURAL ELECTRIFICATION	US	2,430	306,104	2,803	360,716
10/SFR-OR-JAM - SOCIAL INVESTMENT FUND	US	6,543	824,337	7,303	939,718
11/SFR-OR-JAM CITRUS REPLANTING	US	299	37,664	391	50,301
12/SFR-OR-JAM - FINANCIAL SECTOR REFORM	US	5,387	678,625	6,250	804,170
				1,033	132,876
13/SFR OR JAM - ENHANCEMENT OF BASIC SCHOOL	US	6,620	834,030	3,569	459,173
		0	0	3,892	500,711
14/SFR-OR-JAM - 001 IRRIGATION DEV.PROJ	US	2,435	306,834	2,944	378,802
15/SFR-OR-JAM - REHAB. OF FLOOD DAMAGE	US	8,150	1,026,742	7,666	986,417
15/SFR-OR-JAM - REHAB. OF FLOOD DAMAGE	US	3,060	385,505	2,150	276,622
		0	0	3,725	479,231
16/SFR-JAM - DEVELOPMENT PLANNING FRAMEWORK	US	187	23,592	337	43,370
16/SFR-OR-JAM - WASHINGTON BOULEVARD IMPROVEMENT	US	10,485	1,321,013	11,324	1,456,977
17/SFR-OR -JAM - HURRICANE DEAN REHAB WORKS	US	7,544	950,400	78	10,008
17/SFR-OR -JAM 1 - HURRICANE DEAN REHAB WORKS	US	5,213	656,822	13,758	1,770,179
17/SFR-JAM - IMMEDIATE RESPONSE TO HURRICANE DEAN	US	26	3,267	0	0
18/SFR-JAM - NATURAL DISASTER MANAGEMENT IMMEDIATE RESPONSE (TROPICAL STORM GUSTAV)	US	125	15,748	188	24,125
18/SFR-OR-JAM - UTECH ENHANCEMENT PROJECT	US	3,903	491,679	13,614	1,751,669
19/SFR-JAM COMMUNITY INVESTMENT PROJECT	US	9,485	1,195,006	9,485	1,220,448
19/SFR-OR-JAM - POLICY BASED LOAN	US	74,167	9,343,888	80,333	10,336,265
28/OR-JAM COASTAL HIGHWAY IMPROVEMENT #4	US	31,615	3,983,054	0	0
20/SFR-JM AGRICULTURAL SUPPORT	US	7,800	982,683	7,800	1,003,604
20/SFR-OR-JAM NATURAL DISASTER GUSTAV MANAGEMENT	US	23,878	3,008,296	24,343	3,132,163
21/SFR-JAM NATURAL DISASTER MGMNT. TROP. STORM NICOLE	US	263	33,170	351	45,169
27/OR-JAM ENHANCEMENT UNIVERSITY OF TECHNOLOGY	US	9,937	1,251,909	35,000	4,503,352
23/SFR-OR JAM FISCAL CONSOLIDATION, GROWTH AND SOCIAL STABILITY LOAN	US	35,000	4,409,475	34,793	4,476,685

TOTAL - CARIBBEAN DEVELOPMENT BANK		256,767	32,358,830		35,553,163

c) INT’L BANK FOR RECONSTRUCTION & DEVELOPMENT
4819-JM INNER CITY PROJECT	US	12,200	1,537,026	14,636	1,883,185
4878-JM HURRICANE DEAN EMERGENCY RECOVERY	US	5,829	734,357	6,656	856,400
7036-JM DEBT MANAGEMENT PROGRAMME		0	0	3,068	394,687
7076-JM SOCIAL SAFETY NET	US	3,328	419,263	6,664	857,476
7095-JM EMERGENCY ECONOMIC REHAB.	US	3,068	386,459	9,323	1,199,500

7148-JM NATIONAL COMMUNITY DEVELOPMENT	US	1,872	235,849	3,128	402,503
7149-JM REFORM OF SECONDARY EDUCATION PROJECT II	US	1,506	189,731	2,517	323,853
7112-JM HIV/AIDS PROJECT	US	885	111,494	1,778	228,772
7150-JM DEBT MANAGEMENT	US	3,750	472,444	11,250	1,447,506
7554-JM EARLY CHILDHOOD DEVELOPMENT PROJECT	US	12,313	1,551,290	12,914	1,661,590
7555-JM SOCIAL PROTECTION PROJECT	US	32,860	4,139,886	34,463	4,434,259
7556-JM SECOND HIV/AIDS PROJECT	US	7,934	999,620	8,321	1,070,698
7653-JM FISCAL AND DEBT SUSTAINABLILITY DEV POLICY	US	82,000	10,330,770	86,000	11,065,379
7769-JM RURAL ECONOMIC DEVELOPMENT PROGRAM	US	13,208	1,663,992	13,248	1,704,607
7856-JM FIRST PROGRAM FISCAL SUST. DEVELOP. POLICY LOAN	US	179,600	22,626,906	187,760	24,158,553
7815-JM EDUCATION TRANSFORMATION CAPACITY BLDG. PROJECT	US	15,606	1,966,082	15,808	2,033,986
8007-JM ENERGY SECURITY & EFFICIENCY ENHANCEMENT PROJECT	US	13,650	1,719,727	13,421	1,726,895
8084-JM 2ND PROGRAMATIC FISCAL SUSTAINABILITY DEVELOPMENT	US	100,000	12,598,500	100,000	12,866,720
8317-JM ECONOMIC STABILITY AND FOUNDATION FOR GROWTH DEVELOPMENT	US	130,000	16,378,050	130,000	16,726,736
8329 ADDITIONAL FINANCING FOR SOCIAL PROTECTION PROGRAMME	US	40,000	5,039,400	30,775	3,959,754
8334-JM JAMAICA EARLY CHILDHOOD DEVELOPMENT PROJECT	US	8,548	1,076,935	8,140	1,047,288
8356-JM JAMAICA INTEGRATED COMMUNITY DEVELOPMENT PROJECT	US	11,601	1,461,602	5,400	694,797
8405-JM JAMAICA YOUT EMPLOYMENT IN DIGITAL AND AMINATION INDUSTRIES	US	3,191	402,015	1,791	230,440
8406-JM JAMAICA STRATEGIC PUBLIC SECTOR TRANSFORMATION	US	8,949	1,127,411	5,349	688,212
8408-JM FOUNDATIONS FOR COMPETITIVENESS AND GROWTH PROJECT	US	22,635	2,851,681	11,562	1,487,619
8470-JM FIRST COMPETITIVENESS & FISCAL MANAGEMENT PROGAMMATIC DPL	US	75,000	9,448,875	75,000	9,650,040
8759-JM JAMAICA DISASTER VULNERABILITY REDUCTION PROJECT	US	1,192	150,224
8581-JM SECOND COMPETITIVENESS & FISCAL MANAGEMENT PROGAMMATIC DPF	US	70,000	8,818,950	235	30,237

TOTAL - INT’L BANK FOR RECONSTRUCTION & DEV.		860,726	108,438,538	799,207	102,831,690

d) OPEC FUND FOR INT’L DEVELOPMENT
831-P EDUCATION SUPPORT PROJECT LOAN	US	800	100,798	1,067	137,254
906-P RURAL ROAD REHABILITATION	US	1,500	188,995	1,833	235,906
1007-P NATIONAL COMMUNITY DEV. PROJECT	US	2,333	293,978	2,667	343,125
1152-P RURAL ROAD REHABILITATION PHASE 2	US	2,631	331,411	3,194	411,005
1238-P BOGUE ROAD IMPROVEMENT PROJECT	US	13,967	1,759,690	15,298	1,968,309

TOTAL - OPEC FUND FOR INT’L DEVELOPMENT			2,674,872	24,059	3,095,600

e) EUROPEAN ECONOMIC COMMUNITY COMMISSION
LN #8.0032 PROJECT JAMAICA TRADE PROMOTION	EURO	38	6,113	76	10,531
LN #8.0163 RURAL ELECTRIFICATION	EURO	610	95,276	700	96,477

LN #8.0223 EXPAND COFFEE PRODUCTION	EURO	645	100,785
LN #8.0347 SANGSTERS AIRPORT MAIN TERMINAL	EURO	3,460	540,570	3,698	509,683
LN #8.0371 CAST & CTC STUDENT ACCOMMODATION	EURO	677	105,756	719	99,043
LN #8.0383 NEGRIL OCHO-RIOS WASTE WATER PROJECT	EURO	14,569	2,276,233	15,375	2,119,322
LN #8.0388 CREDIT SCH. FOR MICRO & SMALL ENTERPRISES	EURO	3,480	543,729	3,680	507,179
LN #8.0395 MORANT/YALLAHS AGRICULTURAL DEV. PROJ.	EURO	862	134,715	904	124,664

TOTAL-EUROPEAN ECONOMIC COMMUNITY COMMISSION			3,803,178		3,461,525

f) EUROPEAN INVESTMENT BANK
LN #21613 PORT ANTONIO WATER & SEWERAGE PROJECT	EURO	384	61,063	454	62,551

TOTAL - EUROPEAN INVESTMENT BANK			61,063	20,413	62,551

g) NORDIC DEVELOPMENT FUND
NDF #81 PRIMARY EDUCATION IMPROVEMENT PROG.	XDR	1,186	221,200	1,280	223,708
NDF #120 MULTI-SECTORAL PRE-INVESTMENT PROJECT	XDR	1,201	224,110	1,288	225,119
NDF #165 AIRPORT REFORM & IMPROVEMENT PROGRAM	XDR	1,560	291,005	1,620	283,131

TOTAL - NORDIC DEVELOPMENT FUND			736,314		731,958

h) INTERNATIONAL MONETARY FUND
BUDGETARY SUPPORT TO THE GOVERNMENT OF JAMAICA	XDR	145,067	27,060,954	149,900	26,198,338

TOTAL - INTERNATIONAL MONETAR FUND			27,060,954		26,198,338

TOTAL INTERNATIONAL & MULTINATIONAL INSTITUTIONS			364,443,851		371,982,627

GRAND TOTAL FOREIGN			1,184,458,827		1,144,029,920

Exchange Rates:

	2018	2017
US$	125.985	128.667
GBP	178.111	159.567
CAD	97.199	97.169
CHF	131.563	128.545
YEN	1,184.63	1,154.690
DKK	20.787	18.506
EURO	159.185	137.839
KWD	420.511	421.860
NOK	16.047	14.981
CNY	20.024	18.670
XDR	186.542	174.772
SEK	15.043	Closed
UAC	Closed	Closed
VEF	Closed	Closed